MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB2/A of Franky Interactive Corp, of our report dated August 21, 2007 on our audit of the financial statements of Franky Interactive Corp as of June 30, 2007, and the related statements of operations, stockholders’ equity and cash flows from Inception May 30, 2007 through June 30, 2007, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
October 8, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501